UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)         June 15, 2007
MINRAD INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-49635	870299034

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 Cobham Drive, Orchard Park, NY 14127-4121

(Address of principal executive offices)

Registrant’s telephone number, including area code:	716-855-1068

(Former name or former address, if changed since last report.)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement
On Friday, June 15, 2007, the registrant’s wholly owned subsidiary, Minrad, Inc. (the “Company”) entered into a line of credit with First Niagara Bank. The line of credit has a maximum principal amount of $5,000,000, collateralized by a blanket security lien against all of the assets of the Company (including a mortgage on Company’s Bethlehem, PA manufacturing facility) and is guaranteed by the registrant. The Line is structured as a Demand Facility to fund the working capital needs of the Company and is available at the discretion of the Company. The Company has the option for interest to accrue at LIBOR plus three percent, or at First Niagara’s Prime Rate.
ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
See Item 1.01, which is incorporated herein by reference.

MINRAD INTERNATIONAL, INC. (Registrant)
June 18, 2007	By:	/s/ WILLIAM H. BURNS, JR.

William H. Burns, Jr.
Chairman and CEO